                                                                     EXHIBIT 4.1

                               ARTICLES OF MERGER
                                       OF
                               OCEAN ENERGY, INC.
                            (a Delaware corporation)

                                      INTO

                           SEAGULL ENERGY CORPORATION
                              (a Texas corporation)


         Pursuant to the provisions of Article 5.04 of Texas Business Corporation Act, the undersigned corporations adopt the following articles of merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act.

         1. The name of each of the undersigned corporations, the type of such corporation and the laws under which such corporations were organized are:


                  NAME OF CORPORATION            TYPE OF ENTITY         STATE
                  -------------------            --------------         -----
                  Ocean Energy, Inc. ("OEI")     Profit corporation     Delaware

                  Seagull Energy Corporation     Profit corporation     Texas
                        ("Seagull")

         2. An Agreement and Plan of Merger (the "Merger Agreement"), dated November 24, 1998, as amended, was approved and adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the merger of OEI with and into Seagull. Seagull will be the corporation surviving the merger.

         3. Upon consummation of the merger, Seagull's Articles of Incorporation will automatically be amended to: (1) increase the number of authorized shares of Seagull common stock from 100,000,000 to 450,000,000; (2) increase the number of authorized shares of Seagull preferred stock from 5,000,000 to 50,000,000; (3) change the name of Seagull to "Ocean Energy, Inc."; and (4) expand the purpose clause to permit Seagull to engage in any lawful business under Texas law, as follows:

                  (a) Article ONE of such articles of incorporation shall be amended to read in its entirety as follows:

                           "The name of the corporation is Ocean Energy, Inc."

                  (b) Article THREE of such articles of incorporation shall be amended to read in its entirety as follows:

                                    The purpose for which the corporation is
                           organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                  (c) The first paragraph of Article FOUR of such articles of incorporation shall be amended to read in its entirety as follows:

                                    The total number of shares of stock that the
                           corporation shall have authority to issue is 500,000,000 shares, divided into 50,000,000 shares of Preferred Stock of the par value of $1.00 per share, and 450,000,000 shares of Common Stock of the par value of $.10 per share. Each share of Common Stock shall be entitled to one vote.

         4. An executed copy of the Merger Agreement is on file at the principal place of business of Seagull located at 1001 Fannin, Suite 1700, Houston, Texas, 77002-6714. A copy of the Merger Agreement will be furnished by Seagull, on written request and without cost, to any shareholder of Seagull or OEI and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

         5. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of outstanding shares of each class of stock of such corporation entitled to vote on the Merger Agreement are as follows:


                                               NUMBER OF
                                                SHARES
                  NAME OF CORPORATION         OUTSTANDING   CLASS
                  -------------------         -----------   -----
                  Ocean Energy, Inc.:         101,169,918   Common Stock, par
                                                              value $0.01

                                                   50,000   Series A Convertible
                                                              Preferred Stock,
                                                              par value $0.01

                  Seagull Energy Corporation:  64,158,444   Common Stock, par
                                                              value $0.10

                  The Ocean common stock and preferred stock vote together as a single class, with each share of Ocean common stock entitled to one vote and each share of Ocean preferred stock entitled to 67.91 votes.


         6. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of shares voted for and against the Merger Agreement, respectively, are as follows:

                                         TOTAL        TOTAL
                                         VOTED        VOTED
                  NAME OF CORPORATION     FOR        AGAINST      CLASS
                  -------------------    -----       -------      -----
                  Ocean Energy, Inc.:  81,096,989   2,219,963   Common Stock
                                                                /Preferred Stock
                                                                (voting together
                                                                as a single
                                                                class)

                  Seagull Energy
                  Corporation:         44,408,585   8,815,291   Common Stock


         7. The Merger Agreement and the performance of its terms were duly authorized by all action required by the laws under which each foreign corporation or other entity that is a party to the merger was incorporated or organized and by its constituent documents.

Dated as of March 30, 1999

                                  SEAGULL ENERGY CORPORATION,
                                  a Texas corporation


                                  By: /s/ James T. Hackett
                                     -------------------------------------------
                                          James T. Hackett
                                          President and Chief Executive Officer


                                  OCEAN ENERGY, INC.,
                                  a Delaware corporation


                                  By: /s/ James C. Flores
                                     -------------------------------------------
                                          James C. Flores
                                          President and Chief Executive Officer